Exhibit 99.1
Premex Group Limited
Consolidated financial statements

30 November 2010

Contents

Independent auditors’ report to the members of Premex Group Limited	1

Consolidated Profit and Loss Account	2

Consolidated Balance Sheet	3

Consolidated Cash Flow Statement	4

Notes to the Consolidated Cash Flow Statement	5

Notes	6

Independent Auditors’ Report

The Board of Directors and members of Premex Group Limited

We have audited the accompanying consolidated balance sheets of Premex Group Limited and its subsidiary undertakings as of 30 November 2010 and 2009, and the related consolidated profit and loss accounts and cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premex Group Limited and its subsidiary undertakings as of 30 November 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effects of such differences is presented in note 17 to the consolidated financial statements.

KPMG LLP
Manchester
United Kingdom

29 June 2011

Premex Group Limited
Consolidated financial statements

30 November 2010

Consolidated Profit and Loss Account
for the year ended 30 November 2010
	Note	2010	2009
		£	£

Turnover
Continuing operations	2	54,589,507	54,013,160
Discontinued operations	2	237,216	229,711
	1	54,826,723	54,242,871
Cost of sales	2	(38,815,455)	(39,673,891)
Gross profit	2	16,011,268	14,568,980
Administrative expenses	2	(11,253,004)	(10,299,076)
Operating profit/(loss)
Continuing operations		4,891,890	4,395,976
Discontinued operations		(133,626)	(126,072)
	3	4,758,264	4,269,904
Interest payable (net)	4	(524,818)	(1,075,828)
Profit on ordinary activities before taxation		4,233,446	3,194,076
Tax on profit on ordinary activities	5	(1,361,531)	(1,068,280)
Profit on ordinary activities after taxation		2,871,915	2,125,796
Equity minority interest		(6,923)	-
Profit for the financial year		2,864,992	2,125,796

There are no recognised gains and losses in either year other than those stated in the profit and loss account.

Accordingly, a separate statement of total recognised gains and losses has not been presented.

Premex Group Limited
Consolidated financial statements

30 November 2010

Consolidated Balance Sheet
at 30 November 2010
	Note	2010		2009
		£	£	£	£
Fixed assets
Intangible assets
Goodwill	7		4,984,033		5,432,094
Other intangible assets	7		932,567		1,022,280
			5,916,600		6,454,374
Tangible assets	8		897,090		1,074,842
			6,813,690		7,529,216
Current assets
Debtors	9	45,870,168		44,075,172
Cash at bank and in hand		467,074		538,082
		46,337,242		44,613,254

Creditors: amounts falling due within one year	10	(45,560,509)		(45,335,440)
Net current assets/(liabilities)			776,733		(722,186)
Total assets less current liabilities			7,590,423		6,807,030

Provisions for liabilities	11		(175,592)		(264,114)
Net assets			7,414,831		6,542,916
Capital and reserves
Called up share capital	12		39,216		39,216
Share premium account	13		351,154		351,154
Profit and loss account	13		7,017,538		6,152,546
Shareholders’ funds	14		7,407,908		6,542,916
Minority interest			6,923		-
Total capital employed			7,414,831		6,542,916

Premex Group Limited
Consolidated financial statements

30 November 2010
Consolidated Cash Flow Statement
for the year ended 30 November 2010
	Note	2010	2009
		£	£

Cash flow from operating activities	A	5,109,750	3,123,539

Returns on investments and servicing of finance
Interest received		1,177	667
Interest paid		(525,995)	(935,495)
Net cash outflow from returns on investments and servicing of finances		(524,818)	(934,828)

Taxation		(1,153,857)	(743,096)

Capital expenditure		(348,467)	(757,740)

Acquisition and disposals
Payments to acquire investments in subsidiaries		-	(25,000)
Net cash outflow from acquisitions and disposals		-	(25,000)

Equity dividends paid		(2,000,000)	-
Net cash inflow before use of liquid resources and financing		1,082,608	662,875

Financing
Loans repaid		(2,565,000)	(750,000)
Net cash outflow from financing		(2,565,000)	(750,000)
Decrease in cash	B,C	(1,482,392)	(87,125)

Premex Group Limited
Consolidated financial statements
30 November 2010

Notes to the Consolidated Cash Flow Statement
for the year ended 30 November 2010

A.  Reconciliation of operating profit to net cash inflow from operating activities

	2010	2009
	£	£

Operating profit	4,758,264	4,269,904
Loss on sale of fixed assets	18,725	11,611
Depreciation charge	358,879	345,504
Amortisation charge	597,174	528,207
Impairment of goodwill	89,215	-
(Increase)/decrease in debtors	(1,794,996)	1,155,649
Increase/(decrease) in creditors	1,082,489	(3,187,336)
Net cash inflow from operating activities	5,109,750	3,123,539

B.  Reconciliation of net cash flow to movement in net debt

	2010	2009
	£	£

Movement in cash and overdrafts in the year	(1,482,392)	(87,125)
Cash outflow from decrease in debt financing	2,565,000	750,000
Change in net debt resulting from cash flows	1,082,608	662,875
Amortisation of finance charges	-	(141,000)

Movement in net debt in year	1,082,608	521,875
Net debt at start of year	(18,503,755)	(19,025,630)
Net debt at end of year	(17,421,147)	(18,503,755)

C.  Analysis of debt

	At		At
	30 November		30 November
	2009	Cash flows	2010
	£	£	£

Cash at bank and in hand	538,082	(71,008)	467,074
Bank overdraft (see note 10)	(16,476,837)	(1,411,384)	(17,888,221)
	(15,938,755)	(1,482,392)	(17,421,147)
Debt due within 1 year	(2,565,000)	2,565,000	-
Net debt	(18,503,755)	1,082,608	(17,421,147)

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes
(forming part of the financial statements)

1  Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements, except as noted below.

Basis of preparation

The financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

As highlighted in note 10 to the financial statements, the Group meets its day-to-day working capital requirements through an invoice discounting facility.  The current economic conditions create uncertainty particularly over the availability of bank finance in the foreseeable future.  However the invoice discounting facility has been renewed subsequent to the year end, and is due for renewal again in January 2012.  The directors will open negotiations in due course and are confident that an appropriate level of funding will be available.

The Group’s forecasts and projections, taking account of the reasonable possible changes in trading performance, show that the Group should be able to operate within the level of its current facility.

The directors have a reasonable expectation that the group and the company have adequate resources to continue in operational existence for the foreseeable future.  Thus they continue to adopt the going concern basis of accounting in preparing the annual financial statements.

Basis of consolidation

The Group accounts consolidate the accounts of Premex Group Limited and its subsidiary undertakings drawn up to 30 November each year.  The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed.  Acquisitions are accounted for under the acquisition method.

Tangible fixed assets

Tangible fixed assets are stated at cost net of depreciation.

Depreciation is provided on cost in equal annual instalments over the estimated useful life of the assets.  The annual rates of depreciation are as follows:

Fixtures and fittings                 -           15% straight line

Computer equipment                -           33% reducing balance basis

Leasehold improvements         -           straight line over the term of the lease

Goodwill

Goodwill arising on the acquisition of subsidiary undertakings, representing any excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired, is capitalised and written off on a straight line basis over its useful economic life, which is twenty years.  Provision is made for any impairment.

Negative goodwill arising on the acquisition of a business is released to the profit and loss account over the period in which the non-monetary assets are recovered.

Intangible fixed assets and amortisation

Intangible fixed assets purchased separately from a business are capitalised at their cost and written off on a straight line basis over their useful economic life, which is 5 years.

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

1       Accounting policies (continued)

Taxation

Current tax, including UK corporation tax and foreign tax, is provided on amounts expected to be paid (or recovered) using the tax rates and law that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less in the future have occurred at the balance sheet date.  Timing differences are differences between the Group’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing difference can be deducted.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date.  Deferred tax is measured on a non-discounted basis.

Leases

Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.

Pensions

For defined contribution schemes the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the contributions payable in the year.  Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

Debt

Debt is initially stated as an amount of the net proceeds after the deduction of issue costs.

Turnover

Turnover represents amounts receivable for goods in the normal course of business, net of any trade discounts.  Turnover from the sale of goods is recognised when the goods are physically delivered to the customer.

The Group makes some sales where the revenue is contingent on the outcome of a court case.  Revenue on these sales is deferred until the outcome of the case is known.  The direct costs associated with deferred revenue are recognised on a consistent basis.

2  Analysis of continuing and discontinued operations

	2010			2009
	Continuing	Discontinued		Continuing	Discontinued
	operations	operations	Total	operations	operations	Total
	£	£	£	£	£	£

Consolidated turnover	54,589,507	237,216	54,826,723	54,013,160	229,711	54,242,871
Cost of sales	(38,755,564)	(59,891)	(38,815,455)	(39,664,584)	(9,307)	(39,673,891)
Gross profit	15,833,943	177,325	16,011,268	14,348,576	220,404	14,568,980
Administrative expenses	(10,942,053)	(310,951)	(11,253,004)	(9,952,600)	(346,476)	(10,299,076)

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

2   Analysis of continuing and discontinued operations (continued)

On 2 November 2010 the Group disposed of the trade plus certain assets and liabilities of Premex Properties Limited (formerly Accuro Transcription Solutions Limited) to the management of that entity.  The results of the company up to the date of disposal and the comparatives for the year ended 30 November 2009 are shown under discontinued operations.

Administrative expenses include £518,375 (2009: £nil) in respect of an exceptional restructuring cost arising in continuing operations.

3   Operating profit

	2010	2009
	£	£

Operating profit is stated after charging:
Amortisation of positive goodwill (note 7)	358,846	358,846
Impairment of positive goodwill (note 7)	89,215	-
Depreciation - owned assets	358,879	345,504
Amortisation of other intangibles	238,328	169,361
Loss on disposal of fixed assets	18,725	11,611
Rentals under operating leases:
Land and buildings	363,862	404,516
Other	494,799	447,680
Auditors’ remuneration	79,500	76,000

4   Interest payable (net)

	2010	2009
	£	£

Bank interest receivable	1,177	667
Bank interest payable	(25,641)	(348,223)
Interest payable on invoice discounting facility	(500,354)	(587,272)
Amortisation of finance charges	-	(141,000)
	(524,818)	(1,075,828)

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

5   Taxation

Analysis of charge in period
	2010	2009
	£	£
Current tax
United Kingdom corporation tax	1,450,743	876,319
Foreign tax	(690)	-
Total current tax	1,450,053	876,319

Deferred tax
Origination/reversal of timing differences	(88,522)	191,961
Total deferred tax (note 11)	(88,522)	191,961
Tax on profit on ordinary activities	1,361,531	1,068,280

The difference between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax on the profit before tax are as follows:

	2010	2009
	£	£
Current tax reconciliation
Profit on ordinary activities before tax	4,233,446	3,194,076
Current tax at 28% (2009: 28%)	1,185,365	894,341

Effects of:
Expenses not deductible for tax purposes	189,880	185,634
Capital allowances for period less than/in excess of depreciation	74,762	(187,958)
Movement in short term timing differences	1,360	(1,556)
Marginal relief	(2,964)	(14,254)
Tax losses carried forward	2,340	112
Foreign tax	(690)	-
Total current tax charge (see above)	1,450,053	876,319

6   Dividends

The aggregate amount of dividends comprises:
	2010	2009
	£	£

Dividend paid of £5.10 per ordinary share (2009: £nil)	2,000,000	-

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

7   Intangible fixed assets

	Other Intangible
	Assets - Computer Software	Negative Goodwill	Positive Goodwill	Total
	£	£	£	£
Cost
At 1 December 2009	1,191,641	(6,310,058)	7,169,383	2,050,966
Additions	148,615	-	-	148,615
At end of year	1,340,256	(6,310,058)	7,169,383	2,199,581
Amortisation
At 1 December 2009	169,361	(6,310,058)	1,737,289	(4,403,408)
Charge for the year (note 3)	238,328	-	358,846	597,174
Impairment	-	-	89,215	89,215
At end of year	407,689	(6,310,058)	2,185,350	(3,717,019)
Net book value
At 30 November 2010	932,567	-	4,984,033	5,916,600
At 30 November 2009	1,022,280	-	5,432,094	6,454,374

8   Tangible fixed assets

	Leasehold improvements	Fixtures and fittings	Computer equipment	Total
	£	£	£	£
Cost
At 1 December 2009	207,292	890,237	1,294,693	2,392,222
Additions	-	29,123	170,729	199,852
Disposals	-	(7,819)	(47,039)	(54,858)
At end of year	207,292	911,541	1,418,383	2,537,216
Depreciation
At 1 December 2009	136,930	283,729	896,721	1,317,380
Charge for year	33,194	135,119	190,566	358,879
Disposals	-	(6,919)	(29,214)	(36,133)
At end of year	170,124	411,929	1,058,073	1,640,126
Net book value
At 30 November 2010	37,168	499,612	360,310	897,090
At 30 November 2009	70,362	606,508	397,972	1,074,842

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

9  Debtors

	2010	2009
	£	£

Trade debtors	38,993,416	37,727,584
Other debtors	152,003	72,719
Prepayments and accrued income	1,458,646	895,522
Deferred costs	5,266,103	5,379,347
	45,870,168	44,075,172

10  Creditors: amounts falling due within one year

	2010	2009
	£	£

Bank overdrafts (secured)	17,888,221	16,476,837
Bank loan (secured)	-	2,265,000
Trade creditors	14,101,277	13,746,409
Debenture loans	-	300,000
Corporation tax	807,407	511,211
Other creditors including taxation and social security	1,350,501	1,328,839
Accruals	2,174,324	1,269,692
Deferred income	9,238,779	9,437,452
	45,560,509	45,335,440

The bank overdrafts are secured on the trade debtor balance and include amounts due under an invoice discounting facility of £17,562,373 (2009: £16,180,528).

11  Provisions for liabilities

	2010	2009
	£	£
Deferred taxation
Balance at beginning of the year	264,114	72,153
(Credit)/charge to profit and loss account	(88,522)	191,961
At end of year	175,592	264,114

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

11  Provisions for liabilities (continued)

The amounts provided in the financial statements are as follows:

	Provided	Provided
	2010	2009
	£	£

Capital allowances in advance of depreciation	225,505	164,306
Other timing differences	(49,913)	(61,799)
Deferred tax liability	175,592	102,507

Unprovided deferred tax asset balances at 30 November 2010 of £15,160 relate to capital allowances in advance of depreciation of £9,759 and other timing differences of £5,851.

12      Called up share capital

	2010	2009
	£	£
Allotted, called up and fully paid
333,333 ordinary shares of 10p each	33,333	33,333
58,823 ‘A’ ordinary shares of 10p each	5,883	5,883
	39,216	39,216

The ordinary shares and ‘A’ ordinary shares rank equally in terms of voting, distributions and winding up, where the number of ‘A’ ordinary shares comprises at least 10% of the issued shares.

Where this is not the case the ‘A’ ordinary shareholders receive 10% of the voting rights, distributions and winding up proceeds with ordinary shareholders getting 90%, both allocated by the number of shares held.

13  Share premium and reserves

	Share premium account	Profit and loss account
	2010	2010
	£	£

At 1 December 2009	351,154	6,152,546
Profit for the financial year	-	2,864,992
Dividend paid (note 6)	-	(2,000,000)
At 30 November 2010	351,154	7,017,538

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

14  Reconciliation of movements in shareholders’ funds

	2010	2009
	£	£

Profit for the financial year	2,864,992	2,125,796
Dividend paid (note 6)	(2,000,000)	-
Net increase in shareholders’ funds	864,992	2,125,796
Opening shareholders’ funds	6,542,916	4,417,120
Closing shareholders’ funds	7,407,908	6,542,916

15  Guarantees and other financial commitments

Guarantees

There is a cross corporate guarantee between Premex Services Limited, Premex Services (Liverpool) Limited and Premex Group Limited in respect of a debenture guarantee granted on 29 March 2006 over the whole assets of these companies.  This amounts to £17,562,373 (2009: £17,103,629).

Lease commitments

Annual commitments under non-cancellable operating leases are as follows:

	2010		2009
	Land and Buildings	Other	Land and Buildings	Other
	£	£	£	£

Leases which expire :
Within one year	-	50,981	1,442	176,037
Between two and five years	116,235	293,438	77,968	40,082
After five years	245,289	45,289	245,289	148,628
At 30 November 2010	361,524	389,708	324,699	364,747

16  Post balance sheet events

On the 10 May 2011 ExamWorks Group Inc. acquired 100% of the share capital of Premex Group Ltd.

On the 12 May 2011 the Group renewed its invoice discounting facility with Barclays which is due for renewal again in January 2012.

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

17  UK to US GAAP Reconciliation

The Group prepares its financial statements in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP’), which differ in certain respects from accounting principles generally accepted in the United States of America (‘US GAAP’). Reconciliations of profit for the financial year (or net income) and shareholders’ funds (or shareholders’ equity) as reported in the Consolidated financial statements under UK GAAP and those under US GAAP are set out below:

		2010		2009
	Notes	Profit & Loss Account	Shareholders’ Funds	Profit & Loss Account	Shareholders’ Funds
		£’000	£’000	£’000	£’000

Results under UK GAAP:
Profit for the year		2,865	-	2,126	-
Shareholders’ funds		-	7,408	-	6,543

US GAAP Reporting Adjustments:
Equity minority interest	(a)	7	7	-	-
Amortization of goodwill	(b)	359	2,096	359	1,737
Business combinations	(c)	(1,127)	(6,517)	(1,127)	(5,390)
Tax effect of US GAAP adjustments	(d)	316	1,825	316	1,509
Results under US GAAP		2,420	4,819	1,674	4,399

Explanation of Notes:

(a) Non-controlling interest

Under UK GAAP minority interests (referred to as “non-controlling interests” under US GAAP) in the net income and net assets of subsidiaries is deducted in arriving at the profit for the financial year and the shareholders’ funds.  Under US GAAP non-controlling interests are not deducted in arriving at profit for the financial year but are instead reported as an allocation of the profit for the year.  In addition, non-controlling interests are reported as part of equity under US GAAP.

(b) Goodwill

Under UK GAAP, positive goodwill arising on acquisitions is capitalised and amortised on a straight-line basis over its estimated useful economic life of 20 years.

Under US GAAP, goodwill is not amortised but is instead tested for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit to a value below its carrying value. The test for impairment consists of a two-step process that begins with an estimation of the fair value of a reporting unit, which is defined as an operating segment or one level below an operating segment. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any, by determining the implied fair value of goodwill. The Group conducts impairment testing in November of each year or more frequently if there is an indication of impairment. There were no impairments noted related to goodwill for any of the periods presented.  Any impairments will be charged to the profit and loss account.

Premex Group Limited
Consolidated financial statements

30 November 2010

Notes (continued)

17  UK to US GAAP Reconciliation (continued)

The adjustments reflect the elimination of all goodwill amortization recorded in the profit and loss account for the periods presented as well the amortization expense recorded to date through shareholders’ funds.

(c) Business combinations

For business combinations, the purchase method of accounting is used for UK GAAP whereby the acquiring entity allocates consideration for the transaction to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition with the difference treated as goodwill. The Consolidated accounts for these business combinations are on a consistent basis under US GAAP with the following exceptions:

Under UK GAAP, the Group recognises intangible assets separately in a business combination only when they can be disposed of separately without disposing of the business of the entity and their value can be measured reliably on initial measurement.

Under US GAAP, the Group recognises acquired intangible assets apart from goodwill if (i) they arise from contracted or other legal rights even if the assets are not transferable or separable from the acquired entity or from other rights and obligations; or (ii) they are capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged.

The adjustments reflect the recognition of acquired intangible assets including customer lists, trade names and developed technology and the related amortisation expense for the periods presented as well the accumulated amortization expense.

(d) Deferred taxes

Under UK GAAP, the Group provides for deferred tax in respect of timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of available evidence, it is regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

Under US GAAP, deferred taxation is provided for all temporary differences (differences between the carrying value of assets and liabilities and their corresponding tax bases) on a full liability basis. Certain items that are treated as permanent differences under UK GAAP are treated as temporary differences under US GAAP. Deferred tax assets are also recognised (net of a valuation allowance) to the extent that it is more likely than not that the benefit will be realised.

The adjustment reflects the tax effect of the incremental amortization expense recorded in accordance with US GAAP.

Classification differences between UK and US GAAP

In addition to the differences between UK and US GAAP related to the recognition and measurement of transactions by the Group, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account and consolidated balance sheet. These classification differences have no impact on net income or shareholders’ equity.

Statement of Cash flows

Under UK GAAP, cash and cash equivalents include bank overdrafts.  Under US GAAP, changes in the balance of bank overdrafts are classified as a financing activity on the statement of cash flows.  This amounts to £1,411,384 (2009: £493,742). In addition under UK GAAP the reconciliation of net each flow to movement in net debt is included as part of either the primary statements or notes to the primary statements.

Aside from the above, there are no material differences between cash or funds flow reporting reported in the primary financial statements and cash flows under UK GAAP that would be reported in a statement of cash flows prepared in accordance with US GAAP.